Exhibit 99.1

Company Press Release

August 7, 2020	Flowers Foods (NYSE: FLO)

FLOWERS FOODS PROVIDES UPDATE ON STRATEGIC

PRIORITIES AND LONG-TERM OUTLOOK

Company to Provide Further Details During

Investor Webcast Today at 8:00 AM ET

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO), producer of Nature’s Own, Dave’s Killer Bread, Wonder, Tastykake, and other bakery foods, today announced an update to its strategic priorities and a revision to its long-term growth targets, both of which will be addressed at its investor webcast this morning at 8:00 a.m. (ET). To participate, please register by visiting “Upcoming Events” at https://www.flowersfoods.com/investors/events-and-presentations.

Revised Long-term Outlook

The company is announcing the following long-term goals that incorporate annual growth targets for sales, EBITDA, and EPS:

•	Sales growth of 1% to 2% (excluding M&A);

•	EBITDA growth of 4% to 6% (excluding M&A); and

•	EPS growth of 7% to 9% (including M&A, share repurchases).

The company is executing on four strategic priorities to achieve its revised long-term growth targets, including:

•	Developing the company’s team with capabilities to build brands and create value;

•	Enhancing the relevancy and expanding the presence of the company’s valued brands;

•	Prioritizing margins by optimizing its portfolio and supply chain; and

•	Proactively seeking out disciplined and highly strategic M&A opportunities in grain-based foods.

“Our long-term strategic plans are intended to position Flowers to drive growth, operate more efficiently and, ultimately, deliver enhanced shareholder value, now and in the years to come,” said Ryals McMullian, Flowers Foods president and CEO. “As part of our updated strategic priorities, we are shifting our focus to value-added, branded retail products that we project will drive the top line and improve margins. We also expect our optimized portfolio to drive share gains by targeting growth segments with innovative products.”

McMullian continued, “Leveraging the knowledge gained from Project Centennial, and to help offset inflationary pressures, we are continuing the supply chain optimization work with comprehensive efficiency-improvement and cost-reduction plans. Finally, we will allocate our strong free cash flow to strategic acquisitions, opportunistic share repurchases, and dividends using a disciplined process focused on maximizing returns to our shareholders and maintaining a conservative financial position. Our team is already executing on these plans with enthusiasm and energy, and we are confident that we are positioning the company for an even stronger future.”

Investor Webcast Details

The company is hosting an investor webcast this morning at 8:00 a.m. (ET) during which Flowers’ management team will discuss these strategic priorities and long-term targets, as well as the company’s second quarter results and 2020 guidance. To register, visit “Upcoming Events” at https://www.flowersfoods.com/investors/events-and-presentations. Following the event, the webcast will be available for playback at the same address.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of packaged bakery foods in the United States with 2019 sales of $4.1 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Dave’s Killer Bread, Wonder and Tastykake. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253

Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations and the ultimate impact of the novel strain of coronavirus (COVID-19) pandemic on our business, results of operations and financial condition, planned capital expenditures, long-term objectives of management, and supply and demand, pricing trends and market forces and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) the ultimate impact of the COVID-19 pandemic and measures taken in response thereto, including, among other things, temporary or ongoing bakery closures, on our business, results of operations and financial condition, which are highly uncertain and are difficult to predict, (b) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (c) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (d) the success of productivity improvements and new product introductions, (e) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (f) fluctuations in commodity pricing, (g) energy and raw material costs and availability and hedging and counterparty risk, (h) our ability to fully integrate recent acquisitions into our business, (i) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (j) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (k) consolidation within the baking industry and related industries, (l) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (m) increasing legal complexity and legal proceedings that we are or may become subject to, (n) product recalls or safety concerns related to our products, and (o) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as EBITDA, adjusted EBITDA and adjusted EPS. The company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

The company defines EBITDA earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. EBITDA is used as the primary performance measure in the company’s 2014 Omnibus Equity and Incentive Compensation Plan. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP.

The company defines adjusted EBITDA and adjusted EPS, respectively, excluding the impact of asset impairment charges, Project Centennial consulting costs, lease terminations and legal settlements, acquisition-related costs, and pension plan settlements. The company believes that these measures, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges.

No reconciliation of the forecasted range for adjusted EBITDA or Adjusted EPS is included in this presentation because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.